Exhibit 10.1

**CERTAIN INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.**

Clinical Development Service Agreement

This Clinical Development Service Agreement (“Agreement”) shall be signed by the following parties on or before June 10, 2022:

RGENE Corporation. (“RGENE”), a company organized and existing under the Laws of Taiwan, Republic of China, with its registered office at 5F, No. 148, Songjiang Rd., Zhongshan Dist., Taipei City 104492, Taiwan (R.O.C.) and

BioKey, Inc. (“BioKey”), a company incorporated under the Laws of California and having its principal place of business at 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA

RGENE and BioKey shall be referred to individually as a “Party” and collectively as the “Parties”.

Whereas RGENE has been established its own technology and owned exclusive licensing rights to use the proprietary technologies and confidential information for the following products (“Product”):

1.	RGC-1501: NSCLC

2.	RGC-1502: Pancreatic Cancer

3.	RGC-1503: Colorectal Cancer

Whereas BioKey is a CDMO service provider for nutritional and pharmaceutical products, as well as medical devices.

Whereas BioKey is willing to provide clinical development service of Product in the Field (as defined hereafter) to RGENE;

Whereas RGENE agrees to use BioKey’s experience and capability and enters into the Agreement. Herein, it is agreed as follows:

1. Definitions and Interpretation

1.1 “Confidential Information” shall mean all confidential, proprietary, trade secret, or non-public information, data and experience, whether of scientific, technical, engineering, operational or economic nature, disclosed by one of the Parties (the “Disclosing Party”) to the other Party (the “Recipient”) for this Clinical Development Service Agreement.

1.2 “Confidential Materials” shall mean any document, diskette, tape, writing or other tangible item to the extent that such item contains or embodies any Confidential Information, whether in printed, handwritten, electronic, coded, magnetic or other form and whether delivered by a Disclosing Party or made by a Recipient.

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1.3 “Data” shall mean all research data, technical data, test and development data, CMC (chemistry, manufacturing and control), pre-clinical and clinical data, formulations, processes, ideas, protocols, regulatory files and the like which are developed by either Party under the Development Program in connection with its performance of this Clinical Development Agreement.

1.4 “Field” shall mean drug and therapeutic use of the Product based upon the Health Registration Approval and in no event include the use of the Product for functional food, health food nor health supplement.

1.5 “Intellectual Property” shall mean any patent, copyright, mask work, trade secret, trademark or other proprietary right; including, without limitation, all domestic and foreign applications and registrations therefore, and all renewals and extensions relating thereto; with respect to patent application and patents, all domestic and foreign divisional, continuations, continuations-in-part, substitutions, reissues, re-examinations, renewals and extensions relating thereto; all goodwill associated therewith, and all benefits, privileges, causes of action and remedies relating to any of the foregoing proprietary rights (including, without limitation, the right to use for all past, current or future infringements or violations of the foregoing proprietary rights, and the right to settle and retain proceeds from any such actions).

1.6 “CTA” means clinical trial application to be required before execution of any clinical trial;

1.7 “Approval” means any and all approvals, permits, operating licenses, ratifications, registrations, consents, record-filings or other form of permission issued by any regulatory or government body in US，Taiwan or PRC in the exercise of its functions under the applicable law, and “Approve” shall be construed accordingly;

1.8 “Clinical Development Service” means all the strategic planning, project management and coordination provided by ABVC for the said service.

1.9 “Pass-through Cost” means all the incurred cost during the execution of clinical studies including the clinical drug supplies and drug formulation development.

2. Agreement to BioKey

2.1 RGENE agrees to use BioKey’s experience and capability and enters into the Clinical Development Service Agreement.

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3. Payment

3.1 Total service payment to BioKey for BioKey’s Clinical Development Service is three million U .S. dollars (USD3,000,000).

3.2 Per the good relationship in between both Parties, the payment shall be in installments as follow:

3.2.1 First payment: [***]% in cash of total contract amount shall be paid no later than [***] ([***]) days after the Effective Date.

3.2.2 After making first payment, RGENE will deliver all Data to BioKey within [***] ([***]) days.

3.2.3 The rest [***]% of total amount: RGENE should pay according to the Service milestones described in Exhibit A. BioKey will issue an invoice for the applicable amount payable for each milestone and present the deliverables evidencing the completion of such milestone.

3.3 If any payment made under this Agreement shall be subject to withholding tax under the applicable law, each payment will be less any such applicable withholding tax.

4. Development responsibilities

4.1 BioKey will utilize its global clinical development capability and be responsible to develop Product to the completions of Phase II clinical studies under US IND.

4.2 RGENE will pay BioKey the service fee according to the deliverables described in 3.2.3 (see Exhibit A).

5. Confidentiality

The Parties agree that during the term of this Service Agreement and thereafter [***] Confidential Information exchanged during this Service Agreement and will be accorded confidential treatment and shall not be used for any other purpose than the performance of this Service Agreement and the exercise of the rights herein provided.

The Recipient’s obligation hereunder shall not apply to:

(a) Information which is now or hereafter becomes part of the public domain in other ways than by faults, acts or omissions of the Recipient;

(b) Information which the Recipient can show by sufficient evidence was in its own possession prior to the time of receipt from the Disclosing Party or is independently developed by or for the Recipient without reliance upon or use of any of the Disclosing Party’s Confidential Information or Confidential Materials;

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(c) Information which is required to be disclosed by statute or governmental rule or regulation or by a court or administrative body.

Nothing herein shall prevent RGENE or BioKey from disclosing any of such Confidential Information to the extent that (i) such Confidential Information is disclosed in connection with the securing of the IND or NDA, (ii) such information is disclosed for the purpose of obtaining a governmental approval for the manufacture and/or sale of or effectuating the development, marketing and promotion of any Product and/or API or (iii) such information is disclosed to the Sub-licensee(s) of RGENE or BioKey for the use thereof upon executing a separate confidentiality disclosure agreement.

6. Duration and Termination

6.1 Duration

This Collaborative Agreement shall, once signed by both Parties, remain in effect until the expiration date of the last patent and automatically renew for [***] unless either Party gives the other Party [***] written notice of termination prior to the expiration date of the term.

6.2 Termination for Cause

This Collaborative Agreement can be terminated by either Party for any of the following causes by giving to the other Party (“Breaching Party”) [***] written notice of its intention to terminate for such causes as follows:

(a)	If Breaching Party materially breaches any provision of this Agreement and such breach is not cured within [***] following the written notice by Non-breaching Party; or

(b)	If a Party is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within [***] of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within [***] of filling.

Termination is not the sole or exclusive remedy under this Agreement and, whether or not termination is affected; all other rights and remedies at law or equity will remain available.

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7. Miscellaneous

7.1 Notice

All notices, requests, demands and other communications to be given in accordance with this Agreement shall be given in writing and/or by prepaid registered mail or receipt return requested to the other Party at the following addresses:

If to RGENE Corporation:

RGENE Corporation

5F, No. 148, Songjiang Rd., Zhongshan Dist., Taipei City 104492, Taiwan (R.O.C.)

Attention: Syi Su, Ph.D.

Title: CEO

If to BioKey:

BioKey, Inc.

44370 Old Warm Springs Blvd., Fremont, CA 94538

Attention: Chi-Hsin Richard King, Ph.D.

Title: CSO

7.2 Applicable Law

This Agreement and any disputes arising out of or relating thereto, including, without limitation, its interpretation, construction, performance, and enforcement shall be governed by and construed in accordance with the laws of Taiwan.

7.3 Dispute Dissolution

Both Parties shall endeavor to settle amicably and promptly any disputes, controversies and differences which may arise between the Parties out of or in relation to this Agreement or any breach thereof. In case such an amicable settlement is not attained, the matter shall be finally settled by arbitration according to the Rules of Conciliation and Arbitration of the International Chamber of Commerce, which rules shall be deemed incorporated into this paragraph. The place of arbitration will be Taipei (Taiwan).

7.4 Addendum or amendment may be added upon mutual agreement of the parties.

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IN WITNESS WHEREOF the Parties hereto have caused this Collaborative Agreement to be executed, in duplicate, each Party taking a copy, as of the Effective Date.

RGENE Corporation

By:	/s/ Syi Su, Ph.D.

Name:	Syi Su, Ph.D.

Title:	CEO

Date:	June 8, 2022

BioKey, Inc.

By:	/s/ TS Jiang

Name:	TS Jiang, Ph. D., EMBA

Title:	CEO

Date:	6/10/2022

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Exhibit A

Milestone payments based upon the development stages of Product

Within [***] days after the Effective Date	[***]% of Total Payment
(1) An additional US FDA/TFDA IND approval	[***]% of Total Payment
(2) The first Phase IIA under US FDA/TFDA completion	[***]% of Total Payment
(3) The first Phase IIB under US FDA/TFDA completion	[***]% of Total Payment
TOTAL	100%

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